Sandersville Investor Presentation S e p t e m b e r 2 0 2 6

2 Legal Disclaimer This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In this presentation, forward-looking statements include, but may not be limited to, statements regarding the Company's evolving business strategy to expand into the market for data center development, high-performance computing ("HPC"), and artificial intelligence ("AI"), statements regarding anticipated financing initiatives to support such development, and other statements regarding the Company's expectations, beliefs, plans, intentions, and strategies. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expects," "plans," "anticipates," "could," "intends," "targets," "projects," "contemplates," "believes," "estimates," "forecasts," "predicts," "potential" or "continue" or the negative of these terms or other similar expressions. The forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements, including, but not limited to: the success of development and commercialization of some or all of our existing portfolio of bitcoin mining sites, as well as our other power and land assets, as data centers having operations other than bitcoin mining; identification and acquisition of new sites and power capacity capable of supporting data centers; risks related to data center construction and operations, including permitting and utility constraints, construction delays, cost overruns, financing and supply-chain challenges, tenant performance, and the possibility projects may not be completed, delivered or operated on the anticipated timeline, budget or terms; the success of the Company's bitcoin mining activities; the volatile and unpredictable cycles in the emerging and evolving industries in which the Company operates, including the volatility of BTC prices; increasing difficulty rates for bitcoin mining; bitcoin halving; changes to compute and data center infrastructure; new or additional governmental regulation; dependency on utility rate structures and government incentive programs; dependency on third-party power providers for expansion efforts; the expectations of future revenue growth may not be realized, including in respect of the data center development, leasing, and compute markets; and other risks described in the Company's prior presentations and in its filings with the Securities and Exchange Commission (SEC), including under the heading "Risk Factors" in those filings. Forward-looking statements contained herein are made only as to the date of this presentation, and we assume no obligation to update or revise any forward-looking statements as a result of any new information, changed circumstances or future events or otherwise, except as required by applicable law. The contents and appearance of this presentation is copyrighted and the trademarks and service marks are owned by the Company. All rights reserved This presentation does not constitute an offer to sell or a solicitation of an offer to buy securities or an invitation or inducement to engage in investment activity.

Sandersville Overview

CleanSpark

- Developing Sandersville, a 175 MW critical IT AI data center campus leased to high-investment-grade global technology company
- Controls ~1.8 GW of contracted power across a geographically diverse U.S. portfolio, with multiple campuses suitable for AI/HPC
- Sandersville is positioned for Q4 2027 initial delivery, with ~$6.6 billion of base-term contract value and ~$330 million of average annual NOI [1]

Meta

- Serving as the **Guarantor of rent and operating expenses**,[2] Meta is a leading global consumer technology and AI company with 3.56 billion daily active people across Facebook, Instagram, WhatsApp and Messenger
- Meta is advancing AI across its Family of Apps and new platforms, including Meta AI, AI glasses, generative AI and superintelligence initiatives
- Sandersville provides 175 MW of long-duration critical IT capacity to support Meta's growing AI, data-processing and communications requirements
- Meta has a ~$1.7 trillion market capitalization [3] and $117 billion of 1H2026 revenue

175 IT MW
Critical IT Load Under Contract

20 Years Base Lease Term
+ Two 5-Year Tenant Extension Options
(plus one 12-month option)

~$6.6 Billion
Contracted Lease Payments

~100%
NOI Margin

3.0%
Annual Rent Escalator

Q4 2027
Phase I Targeted Rent Commencement Date

Triple Net Lease

~$11.9MM
Development Cost / IT MW

1. NOI, or net operating income, represents cash received in respect of the Sandersville Facility from the lease less operating expenses
2. The Tenant (Anviran, LLC) is a wholly owned subsidiary of Meta
3. Meta market capitalization as of as of 9/14/2026 per capital IQ

3

Consolidated Financial Summary Year 1 Year 2 Year 3 Year 4 Year 5 Year 6 Year 7 Year 8 Year 9 Year 14 Year 15 Year 16 Year 17 Year 18 Year 19 Year 20 Year 21 Year 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2040 2041 2042 2043 2044 2045 2046 2047 6,560 6,560 - 5 220 254 261 269 277 286 294 303 351 362 373 384 395 407 419 395 - 5 220 254 261 269 277 286 294 303 351 362 373 384 395 407 419 395 NOI Margin 100% 100% 100% 100% 100% 100% 100% 100% 100% 100% 100% 100% 100% 100% 100% 100% 100% (1,746) 0 0 0 (2,227) (122) (23) (160) (39) (157) (48) (153) (58) (149) (69) (143) (81) (136) (95) (128) (109) (72) (204) (56) (228) (38) (254) (18) (283) 105 - - - - - - - - - - - - - - - - - - (1) (126) 105 - - - - - - Cash Available After Debt Service 2,692 - 5 75 55 56 58 60 62 63 65 76 78 80 83 373 407 419 395 Value of Contracted Cash Flows Remaining Rent Payments - - 6,335 6,082 5,820 5,551 5,274 4,988 4,694 4,391 2,735 2,373 2,000 1,617 1,221 814 395 - Debt Summary 2,227 - 2,227 2,227 2,204 2,165 2,117 2,059 1,990 1,908 1,814 1,095 892 664 409 126 2,227 - - - - - - - - - - - - - - - - - - - - - - (23) (39) (48) (58) (69) (81) (95) (109) (204) (228) (254) (283) (126) - - - (2,227) Ending 2,227 2,227 2,204 2,165 2,117 2,059 1,990 1,908 1,814 1,705 892 664 409 126 - - - - Lease Support Coverage Ratio NA NA 2.9x 2.9x 2.8x 2.7x 2.7x 2.7x 2.6x 2.6x 3.2x 3.7x 5.1x 13.6x NA NA NA NA Consolidated Financial Summary 4 P o s t - C o n s t r u c t i o n I l l u s t ra t i v e A n n u a l F i n a n c i a l S u m m a r y Rent revenue begins November 30, 2027 after the first network hall is completed Minimal Opex supporting near 100% NOI margins 7.5% coupon being shown for illustrative purposes, with interest payable on a semi-annual basis Amortization of debt begins upon construction completion (expected in March 2028) based on a 1.275x DSCR Rent Revenue (1) Net Operating Income (2) Net Accrued Interest (3) Accrued Amortization (4) DSRA Draw (Replace) Beginning Draw / (Paydown) Mandatory Amortization (4)